                                                                   EXHIBIT 3.1.2

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  UNITIVE, INC.

      Pursuant to Sections 242 and 245 of the General Corporation Law of Delaware, the undersigned corporation hereby submits the following for the purpose of amending and restating its Certificate of Incorporation, and does hereby certify as follows:

      1. The name of the corporation is Unitive, Inc. The corporation's original Certificate of Incorporation was filed on January 11, 2001.

      2. The corporation's Certificate of Incorporation is hereby amended and restated in its entirety as set forth in the text of the Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit A and incorporated herein by reference.

      3. This Second Amended and Restated Certificate of Incorporation will be effective upon filing.

      IN WITNESS WHEREOF, said corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Kenneth Donahue, its President this 12th day of November 2003.

                                       By: /s/ Kenneth Donahue
                                           -----------------------------------
                                           Kenneth Donahue,
                                           President

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  UNITIVE, INC.

                                   ARTICLE I

      The name of the corporation shall be "UNITIVE, INC." (the "Company").

                                   ARTICLE II

      The address, including street, number, city, and county of the registered office of the Corporation in the State of Delaware is 15 East North Street, City of Dover 1901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is Incorporating Services, Ltd.

                                  ARTICLE III

      The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" having $0.01 par value per share and "Preferred Stock" having a par value of $.01 per share. The total number of shares that the Company is authorized to issue is 333,610,201 shares, of which 250,000,000 shares shall be Common Stock and 83,610,201 shares shall be Preferred Stock. Of the authorized shares of Preferred Stock, 37,408,837 shares are hereby designated "Series A-1 Preferred Stock"; 20,601,163 shares are hereby designated "Series A-2 Preferred Stock"; and 25,600,201 shares are hereby designated "Series A-3 Preferred Stock" (together with the Series A-1 Preferred Stock and Series A-2 Preferred Stock, the "Series A Preferred Stock") in each case with the rights, preferences, privileges and restrictions set forth in Article 3. The Series A Preferred Stock is also hereinafter referred to as the "Convertible Preferred Stock".

      The rights, preferences, privileges, restrictions and other matters relating to the Convertible Preferred Stock are as follows.

      3.1   Dividends.

            (a) Series A Preferred Stock. The holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company legally available therefor, dividends when, as and if declared by the Board of Directors of the Company, provided, however, that no dividend may be declared or paid by the Company upon any share of Series A Preferred Stock unless equivalent dividends are then declared and paid on each other share of Series A Preferred Stock. The Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock shall rank pari passu with respect to dividend rights.

            (b) Common Stock. The holders of Common Stock shall be entitled to receive out of the assets of the Company legally available therefor, dividends when, as and if declared by the

Board of Directors of the Company, provided, however, that no dividend may be declared or paid by the Company upon any share of Common Stock unless equivalent dividends are then declared and paid on each series of Convertible Preferred Stock.

      3.2   Ranking; Liquidation Preference.

            (a)   Ranking.

                  (i) Series A-1 and Series A-2 Preferred Stock. The Series A-1 and Series A-2 Preferred Stock shall, with respect to the distribution of assets upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or any other payment or distribution with respect to the capital shares of the Company treated as a Liquidation Event hereunder (as defined below), rank senior to (A) the Series A-3 Preferred Stock;
(B) the Common Stock, and (C) all shares of each other class or series of capital shares of the Company hereafter created which does not expressly rank pari passu with or senior to the Series A-1 or Series A-2 Preferred Stock (collectively, the "Series A-1 and A-2 Junior Securities").

                  (ii) Series A-3 Preferred Stock. The Series A-3 Preferred Stock shall, with respect to the distribution of assets upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or any other payment or distribution with respect to the capital shares of the Company treated as a Liquidation Event hereunder, rank (A) junior to the Series A-1 and Series A-2 Preferred Stock; and (B) senior to (1) the Common Stock and (2) all shares of each other class or series of capital shares of the Company hereafter created which does not expressly rank pari passu with or senior to the Series A-3 Preferred Stock (collectively, the "Series A-3 Junior Securities").

            (b)   Priority of Distributions.

                  (i) Distribution to Series A-1 and Series A-2 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a "Liquidation Event"), each holder of Series A-1 and Series A-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series A-1 and Series A-2 Junior Securities and in the manner set forth in this Article 3.2, (A) the amount of $1,00 per share (adjusted for any combinations, consolidations, stock splits, stock distributions or stock dividends with respect to such shares) for each share of Series A-1 and Series A-2 Preferred Stock then held by such holder, plus (B) an amount equal to all declared but unpaid dividends on such shares of Series A-1 and Series A-2 Preferred Stock to the date fixed for distribution of assets or funds (the sum of clauses (A) and (B) being referred to as the "Series A-1/A-2 Liquidation Value"); provided, that if the assets and funds to be distributed among the holders of the Series A-1 and Series A-2 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A-1 and Series A-2 Preferred Stock in proportion to the Series A-1/A-2 Liquidation Value each such holder is otherwise entitled to receive pursuant to this Article 3.2(b)(i).

                  (ii) Distribution to Series A-3 Preferred Stock. After the payment of the full Series A-1/A-2 Liquidation Value as set forth in Article 3.2
(b) (i) above, each holder of the Series A-3 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series A-3 Junior Securities and in the manner set forth in this Article 3.2, (A) the amount of $1,00 per share (adjusted for any combinations, consolidations, stock splits, stock distributions or stock dividends with respect to such shares) for each share of Series A-3 Preferred Stock then held by such holder, plus (B) an amount equal to all declared but unpaid dividends on such stares of Series A-3 Preferred Stock to the date fixed for distribution of assets or funds (the sum of clauses (A) and (B) being referred to collectively as the "Series A-3 Liquidation Value"); provided, that if the assets and funds to be distributed among the holders of the Series A-3 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution, after payment in full of the Series A-1/A-2 Liquidation Value shall be distributed among the holders of the Series A-3 Preferred Stock in proportion to the applicable combined Series A-3 Liquidation Value each such holder is otherwise entitled to receive pursuant to this Article 3.2(b)(ii).

                  (iii) Distribution to Common Stock and Convertible Preferred Stock. After the payment of the full liquidation inference of the Convertible Preferred Stock as sea forth in Articles 3.2(b)(i) and (ii), the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and the holders of Convertible Preferred Stock, as a single class, in proportion to the respective number of shares of Common Stock actually held by them and the respective number of shares of Common Stock (including any fractional shares) into which the shares of Convertible Preferred Stock could be converted as of the date of the Liquidation Event.

            (c)   Inclusion of Certain Transactions. For purposes of this
Article 3.2, unless the holders of at least a majority of the voting power of the shares of Series A Preferred Stock elect otherwise, and there occurs any of the following events (a "Change of Control"): (A) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company other than to a wholly owned subsidiary; (B) the consolidation of the Company with any sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) (each, a "Person") or the merger of the Company into another Person or of another Person into the Company, or any such similar event pursuant to a transaction in which at least 50% of the voting power of the Company is changed into or exchanged for cash, securities or other property (other than any such transaction where the holders of the voting shares of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting power of the surviving or resulting Person immediately after such transaction); (C) the adoption of a resolution or plan by the stockholders of the Company concerning the liquidation, dissolution or winding up of the Company; or (D) the consummation of my transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that my "person" (as such term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Company (for the purpose of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting shares of the Company will be deemed to be a transfer of such portion of such voting shares as corresponds to the portion of the equity of such entity that has been so transferred); then such Change of Control shall be treated as a Liquidation Event with respect to each share of the Convertible Preferred Stock and shall entitle the holders of Convertible Preferred Stock then outstanding to receive, upon the consummation of such Change of Control, the distributions to which they would be entitled under this Article 3.2, subject to the priorities set forth in this Article 3.2.

            (d) Determination of Fair Value. Whenever the distribution provided for in this Article 3.2 shall be payable in securities or property other than cash, the "fair value" of the securities or property to be distributed in such event shall be determined as follows.

                  (i) For securities not subject to investment letter or other similar restrictions on free marketability covered by subarticle 3.2(d)(ii) hereof:

                        (A) if traded on a securities exchange, the fair value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three business days prior to the date of the date of the Notice as defined in Article 3.2(e) below;

                        (B) if actively traded over-the-counter, the fair value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three business days prior to the Notice; and

                        (C) if there is no active public market, the fair value shall be the fair market value thereof, as reasonably determined by the Board of Directors in good faith; provided that if any stockholders object to such determination by providing written notice to the Company within ten (10) days of the mailing of the Notice delivered pursuant to Article 3.2(e) (the "Objecting Stockholders") then the Company and a majority in voting power of the Objecting Stockholders shall select an independent appraiser to determine the fair market value thereof, and if no agreement can be reached on selection of such independent appraiser, each of the Company and a majority in voting interest of the Objecting Stockholders shall select an independent appraiser who shall together select a third independent appraiser who shall determine the fair market value of such securities.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the fair value determined as provided in clauses (A), (B) or (C) of subarticle 3.2(d)(i) hereof, to reflect the adjusted fair value thereof, as reasonably determined by the Board of Directors in good faith.

                  (iii) If the distribution would be payable in assets or property other than securities, the fair value thereof shall be determined under the same procedure as set forth in subarticle 3.2(d)(i)(C).

            (e) Notices. Written notice (the "Notice") of any such Liquidation Event, within the meaning of this Article 3.2 that states the proposed effective date of any such transaction, shall be given by first class mail, postage prepaid, or by telecopy or facsimile, not less than 30 days prior to the effective date stated therein to the then holders of record of Convertible Preferred Stock, such Notice to be addressed to each such holder at its address as shown on the records of the Company. With respect to any Change in Control, the first of such notices shall describe the material terms and conditions of the impending Change of Control and the provisions of this Article 3.2, and the Company shall thereafter give such holders prompt notice of any material changes. The closing of the Change of Control transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, that such periods may be shortened upon the written consent of the holders of a majority of the voting power of Series A Preferred Stock.

      3.3   Voting Rights.

            (a) Generally. Except as otherwise expressly provided herein or as required by law, the holder of each share of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class). Except as otherwise expressly provided herein or as required by law, until such time as original holders of Series A-2 Preferred Stock (together with their affiliates) no longer hold (including, but not limited to, through either transfer, sale, conversion or disposal) at least 50% of the Series A-2 Preferred Stock originally issued in November 2003 (the "Multiple Vote Termination"), the holder of each share of Series A-2 Preferred Stock shall be entitled to the number of votes equal to twelve (12) times the number of shares of Common Stock into which such shares of Series A-2 Preferred Stock could then be converted and shall, subject to the foregoing provision for multiple votes, have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law), voting together with the Series A-1 Preferred Stock, Series A-3 Preferred Stock and Common Stock as a single class; provided, that in any vote or action by consent of stockholders relating to (i) the merger or consolidation of the Company with, or the sale of all or substantially all of the Company's assets to, any holder of Series A-2 Preferred Stock or a subsidiary or affiliate of any holder of Series A-2 Preferred Stock, or (ii) the waiver of any preemptive rights pursuant to Section 3.7(f) in connection with the issuance of New Securities (as defined in Section 3.7(b)) to any holder of Series A-2 Preferred Stock or a subsidiary or affiliate of any holder of Series A-2 Preferred Stock, the holder of each share of Series A-2 Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A-2 Preferred Stock could then be converted. Upon the occurrence of the Multiple Vote Termination, the holder of each share of Series A-2 Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such Series A-2

Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law), voting together with the Series A-1 Preferred Stock, Series A-3 Preferred Stock and Common Stock as a single class. Each holder of Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock shall vote together as a single class on all matters on which holders of Series A Preferred Stock are entitled to vote, including, without limitation, with respect to the election of directors, any in any such vote prior to the occurrence of the Multiple Vote Termination, the holders of Series A-2 Preferred Stock shall have multiple votes as described above.

            (b) Voting for the Election of Directors. As long as Shares of Series A Preferred Stock originally issued remain outstanding, the holders of such shares of Series A Preferred Stock shall be entitled to elect two (2) directors of the Company at each annual election of directors. The holders of Common Stock and Convertible Preferred Stock, voting together, shall be entitled to elect three (3) directors of the Company at each annual election of directors.

            In the case of any vacancy in the office of a director elected by the holders of a class or series of stock pursuant to this Article 3.3(b), the holders of a majority of the voting power of that class or series of stock may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of one or more classes or series of stock may be removed during the aforesaid term of office, either with or without cause, by, and only by, the holders of a majority of the voting power of such class(es) or series of stock given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled only by the holders of such class(es) or series of stock represented at the meeting or pursuant to written consent.

      3.4 Conversion. The holders of Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Company or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the respective Original Issue Price (as defined below) of such series of Convertible Preferred Stock by the applicable Conversion Price (as defined below) for such series of Convertible Preferred Stock, determined as hereinafter provided, in effect on the date the share is surrendered for conversion. The original issue price for each of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock equals $0.20 per share (the "Series A Original Issue Price"). The initial Conversion Price per share for each series of Convertible Preferred Stock shall be equal to the Original Issue Price for such series of Convertible Preferred Stock. No fractional shares of Common Stock will be issued upon any conversion, but the Company will pay a cash adjustment therefor. The right to receive declared but unpaid dividends, if any, on the shares of Convertible Preferred Stock shall not be affected by any conversion of such shares.

            (b) Automatic Conversion. Each share of Convertible Preferred Stock shall automatically be converted into shares of Common Stock at its respective Conversion Price immediately upon (i) the closing of the sale of the Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement pursuant to which Common Stock is sold to the public by the Company (other than a registration statement with respect to either (x) an employee benefit plan, or (y) a transaction described to Rule 145 under the Securities Act) in a public offering registered under the Securities Act, at a per share public offering price of not less than $1.00 per share of Common Stock (subject to equitable adjustment for stock splits, combinations, dividends, recapitalizations and the like) which results in gross proceeds to the Company of at least $30,000,000, following which the Common Stock of the Company is listed on the Nasdaq National Market or a U.S. national securities exchange (a "Qualified Public Offering"), or (ii) the vote or written consent thereto of the holders of at least a majority of the voting power of the then outstanding shares of Convertible Preferred Stock, voting separately as a class (with such Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock voting together as a class) (a "Mandatory Conversion Event"). Any automatic conversion upon a Qualified Public Offering or Mandatory Conversion Event pursuant to this Article 3.4(b) shall apply equally and at the same time to all the then outstanding shares of each series of Convertible Preferred Stock.

            (c) Mechanics of Conversion. Before any holder of Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Company or of any transfer agent for such stock, and shall give written notice to the Company at such office that it elects to convert the same and shall state therein the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. The Company shall, as soon as practicable thereafter and at its expense, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with a Qualified Public Offering, such conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Convertible Preferred Stock shall not be deemed to have converted such Convertible Preferred Stock until immediately prior to the closing of such sale of securities. Notwithstanding that any certificate for Convertible Preferred Stock to be converted pursuant to a Qualified Public Offering or Mandatory Conversion Event shall not have been surrendered as of the date fixed for conversion, each holder of Convertible Preferred Stock shall thereafter be treated for all purposes as the record holder of the number of shares of Common Stock issuable to such holder upon conversion.

            (d)   Adjustment to Conversion Price for Diluting Issues.

                  (i) Special Definitions. For purposes of this subarticle 3.4(d), the following definitions apply:

                        (A) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, as hereinafter defined.

                        (B) "Original Issue" Date shall mean the date of the initial issuance of Series A Preferred: Stock,

                        (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                        (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subarticle 3.4(d)(iii) hereof, deemed to have been issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable or deemed issued or issuable:

                              (1) upon conversion of shares of Convertible
Preferred Stock;

                              (2) to officers, directors or employees of or
consultants to the Company pursuant to any stock purchase plan or arrangement, stock option plan, or other stock incentive plan or agreement approved by the Board of Directors (and issued on or after the Original Issue Date), but in any event not exceeding the aggregate of 5,725,000 shares of Common Stock, 5,000,000 shares of Series A-1 Preferred Stock and 3,000,000 shares of Series A-3 Preferred Stock, in each case subject to adjustment for combinations, consolidations, recapitalizations, stock splits, stock dividends and the like (net of any repurchases of such shares or cancellations or expirations of options);

                              (3) upon exercise of 536,230 options and 1,445,386
warrants to purchase shares of Common Stock outstanding on the Original Issue Date;

                              (4) upon exercise of options or warrants granted
or outstanding on the Original Issue Date to purchase up to 510,000 shares of Series A-l Preferred Stock, 22,600, 201 shares of Series A-3 Preferred Stock and 12,500,000 shares of Series A-2 Preferred Stock; or

                              (5) by way of dividend or other distribution on
shares excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (1), (2), (3), (4) or this clause (5).

                  (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Convertible Preferred Stock shall be made in respect of the issuance of

Additional Shares of Common Stock (a) unless the consideration per share for Additional Shares of Common Stock issued or deemed to be issued by the Company is less than the respective Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Convertible Preferred Stock (each such Conversion Price, an "Affected Conversion Price" or (b) if prior to such issuance the Company receives the written consent from the holders of a majority of the voting power of the then-outstanding shares of such series of Convertible Preferred Stock, voting separately as a class (with Series A-l Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock voting together as a single series). Any waiver effected pursuant to clause (b) above shall apply equally and at the same time to all holders of each series of Series A Preferred Stock.

                  (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the ease of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. In any such case in which Additional Shares of Common Stock are deemed to have been issued for a consideration per share (determined pursuant to subarticle 3.4(d)(v) hereof) of such Additional Shares of Common Stock less than any Affected Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be:

                        (A) no further adjustments in any Affected Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, each Affected Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of a Conversion Price shall affect Common Stock previously issued upon conversion of any Convertible Preferred Stock);

                        (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not lave been exercised, each Affected Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (1) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities that actually were converted or exchanged, plus the additional consideration if any, actually received by the Company upon such conversion or exchange, and

                              (2) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to subarticle 3.4(d)(v) hereof) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (D) no readjustment pursuant to clauses (B) or (C) above shall have the effect of increasing any Affected Conversion Price to an amount that exceeds the lower of (1) such respective Affected Conversion Price on the original adjustment date, or (2) such respective Affected Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                        (E) in the case of any Options that expire by their terms not more than 30 days after the date of issue thereof, no adjustment of any Affected Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                        (F) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in any Affected Conversion Price that became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subarticle 3.4(d)(iii) hereof) for a consideration per share less than any Affected Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, each such Affected Conversion Price shall be reduced concurrently with such issue in order to increase the number of shares of Common Stock into which the Convertible Preferred Stock is convertible to a price (calculated to the nearest cent) determined by the following formula:

                                         N + C
                                CP'= CP* ------
                                         N + AS

      where:

            CP'         =     the Affected Conversion Price as so adjusted;

            CP          =     the former Affected Conversion Price;

            N           =     the number of shares of Common Stock outstanding
                              immediately prior to such issuance (or deemed issuance) assuring exercise or conversion of all outstanding securities for or convertible into Common Stock;

            C           =     the number of shares of Common Stock that the
                              aggregate consideration received or deemed to be received by the Company for the total number of Additional Shares of Common Stock so issued or deemed to be issued would purchase if the purchase price per share were equal to such then existing
                              Affected Conversion Price;

            AS          =     the number of Additional Shares of Common Stock so
                              issued or deemed to be issued.

Notwithstanding the foregoing, no Affected Conversion Price shall be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward with respect to such Affected Conversion Price, shall aggregate $.01 or more.

                  (v)   Determination of Consideration. For purposes of this
Article 3.4(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows.

                        (A)   Cash and Property. Such consideration shall:

                              (1) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                              (2) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as set forth, in Article 3.2(d) above; and

                              (3) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Company for consideration that covers both, be computed as provided in clauses
(1) and (2) above and the respective proportions of such consideration so received shall be allocated as reasonably determined in good faith by the Board of Directors.

                        (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subarticle 3.4(d)(iii) relating to Options and Convertible Securities shall be determined by dividing:

                              (1) the total amount if any, received or
receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (2) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities,

            (e) Adjustments for Combinations or Subdivisions of Common Stock. In the event that the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by classification or otherwise, into a lesser number of shares of Common Stock, then each Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

            (f) Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for, a determination of holders of Common Stock entitled to receive any distribution payable in securities or other property of the Company other than Common Stock and other than as otherwise adjusted in this Article 3.4, then and in each such event, provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities and other property of the Company which they would have received had their shares of Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Article 3.4 with respect to the rights of the holders of the Convertible Preferred Stock.

            (g) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, merger, share exchange or otherwise (other than a share subdivision or share combination provided for in Article 3.4(e) above and a consolidation, merger or sale treated as a Liquidation Event pursuant to Article 3.2(c) above), each Affected Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization, reclassification, merger, share exchange or other transactions, be appropriately and equitably adjusted such that the Convertible Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, that number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Convertible Preferred Stock immediately before such change.

            (h) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Article 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Convertible Preferred Stock against impairment.

            (i) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Article 3.4, the Company at its expense shall promptly compute such, adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of each affected series of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon, the written request at any time of any holder of Convertible Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments with respect to such series, (ii) the Conversion Price of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such series of Convertible Preferred Stock.

            (j) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive my dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of any class of stock or any other securities or property, or to receive any other right, the Company shall mail to each holder of Convertible Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

            (k) Issue Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Convertible Preferred Stock pursuant hereto; provided, however, that the Company shall not be obliged to pay any transfer taxes resulting from say transfer requested by any holder in connection with any such conversion.

            (l) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company's Certificate of Incorporation.

            (m) Fractional Shares. No fractional shares shall be issued upon conversion of any share or shares of Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional shares. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional shares, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

            (n) Notice. Any notice required by the provisions of this Certificate to be given to the holders of shares of Convertible Preferred Stock shall be deemed received upon confirmed transmission by facsimile, telecopy, delivery personally by hand or nationally recognized courier, or five (5) days after deposit in the United States mail (postage prepaid), and addressed to each holder of record at its address appearing on the books of the Company. Notwithstanding the foregoing, if a stockholder to whom notice is to be given has a address of record that is outside of the United States, then any notice to such stockholder under this subarticle 3.4(n) shall be deemed given upon confirmed transmission, by facsimile, telecopy or delivery personally by a nationally recognized courier or ten (10) days after deposit in the United States mail, postage prepaid, and addressed to such holder at its address appearing on the books of the Company.

      3.5   Restrictions and Limitations.

            (a) Series A Preferred Stock. Except as otherwise required by law, the vote or written consent by the holders of at least a majority of the voting power of the then outstanding shares of Series A Preferred Stock shall be required for:

                  (i) any amendment to the Company's Certificate of Incorporation or Bylaws, or any repeal or waiver of any provision thereof or addition thereto;

                  (ii) any action, that would increase the number of authorized shares of Preferred Stock or Series A Preferred Stock or that adversely alters or changes the rights, preferences or privileges of the Series A Preferred Stock; provided, that, no modification or amendment may be made by the Company without the consent of each holder of Series A Preferred Stock to (a) reduce the stated value of the liquidation preference of the Series A Preferred Stock; (b) change the place or currency of payment of stated value or liquidation preference of any Series A Preferred Stock; (c) impair the right to institute suit for the enforcement of any payment on or with respect to any

Series A Preferred Stock; (d) adversely affect the right to convert the Series A Preferred Stock; or (e) reduce the percentage of outstanding Series A Preferred Stock necessary to modify or amend the terms thereof or to grant waivers;

                  (iii) any action that creates a new class or series of shares having a preference or priority as to dividends or assets superior to or on a parity with that of the Series A Preferred Stock or having redemption rights or anti-dilution protection superior to or on par with those applicable to the Series A Preferred Stock (such class or series of shares, "Senior Shares");

                  (iv) any issuance of bonds, notes, debentures or other securities that are convertible into or exchangeable for Senior Shares;

                  (v) any reclassification of any class or series of shares into Senior Shares (including without limitation with respect to Series A Preferred Stock issued after the Original Issue Date);

                  (vi) any application of the Company's assets to the redemption or acquisition of any Series A-1 and A-2 Junior Securities, except for the redemption of Common Stock and Series A-l Preferred Stock from employees or consultants in connection with their termination of employment or consultation;

                  (vii) the making, authorization or approval of any dividend (other than dividends payable in Common Stock) or other distribution upon any Series A-l and A-2 Junior Securities;

                  (viii) any Change of Control;

                  (ix) the voluntary liquidation, dissolution or winding up of the Company;

                  (x) the consummation of an initial public offering of the Common Stock;

                  (xi) any acquisition or disposition of assets not in the ordinary course of the Company's business with a fair value, either individually or in the aggregate, in excess of $150,000;

                  (xii) entering into any agreement, contract or other financial commitment with payments or obligations by the Company in excess of $200,000 for each individual commitment or series of related commitments, or for $1,000,000 in the aggregate in any twelve month period;

                  (xiii) dismissing, hiring or entering into or amending an employment agreement with, or increasing the annual compensation to, the chief executive office, chief operating officer, chief financial officer, chief technology officer or other equivalent or senior level officer ("Senior Management");

                  (xiv) creating, incurring or permitting to exist any liens (other than liens arising by operation of law in the ordinary course of business) on any of the assets of the Company;

                  (xv) any capital expenditure other than expenditures that are within the Company's annual budget for such year as approved by the Board;

                  (xvi) incurring, creating or guaranteeing any indebtedness other than borrowings that are within the Company's annual budget for such year as approved by the Board;

                  (xvii) any material change in the nature of the business of the Company as contemplated in the Company's May 2003 Offering Memorandum;

                  (xviii) the establishment of any employee benefit or bonus plan not currently in existence on the date of filing of this Amended and Restated Certificate of Incorporation or the amendment of any currently existing employee benefit or bonus plan existing on such date;

                  (xix) any transaction with a director, or a member of Senior Management of the Company, or any of its subsidiaries or any affiliate (except stock option agreements upon the grant of stock options);

                  (xx) any agreement or commitment to do any of the foregoing.

      3.6   Intentionally Omitted.

      3.7   Preemptive Rights.

            (a) Pro Rata Right. Company hereby grants to each holder of Convertible Preferred Stock (hereinafter referred to in this Article 3.7 as a "Holder"), the right of participation to purchase up to its pro rata share of all New Securities (as defined in subarticle 3.7(b) hereof) which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for purposes of this right of participation, is the ratio (A) the numerator of which is the number of shares of Common Stock held by such Holder or issuable to such Holder upon the conversion of Preferred Stock or issuable upon the exercise of exercisable warrants or options as of the date of Company's written notice pursuant to subarticle 3.7(c) hereof, and (B) the denominator of which is the number of shares of Common Stock outstanding on a fully diluted basis (including all securities issuable upon the exercise of outstanding options and warrants but excluding securities reserved for issuance, but not yet granted, in connection with any equity incentive plan approved by the Board). Each Holder shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its pro rata shares of New Securities, the other Holders may purchase the non-purchasing Holder's portion of a pro rata basis as set forth in subarticle (d) hereof. This right of participation shall be subject to the following provisions of this Article 3.7.

            (b) New Securities. "New Securities" shall mean any capital shares of Company, whether now authorized or not, and any rights, options or warrants to purchase capital shares, and securities of any type whatsoever that are, or may become, convertible or exchangeable into capital shares; provided that the term "New Securities" does not include shares issued:

                  (i) upon sale and issuance of the Convertible Preferred Stock on or before the Original Issue Date, or upon conversion of shares of Convertible Preferred Stock;

                  (ii) to officers, directors or employees of or consultants to the Company pursuant to any Stock purchase plan or arrangement, stock option plan, or other stock incentive plan or agreement approved by the Board of Directors (and issued on or after the Original Issue Date), but in any event not exceeding the aggregate of 5,725,000 shares of Common Stock, 5,000,000 shares of Series A-l Preferred Stock and 3,000,000 shares of Series A-3 Preferred Stock, in each case subject to adjustment for combinations, consolidations, recapitalizations, stock splits, stock dividends and the like (net of any repurchases of such shares of cancellations or expirations of options);

                  (iii) upon exercise of 536,230 options and 1,445,386 warrants to purchase shares of Common Stock outstanding on the Original Issue Date;

                  (iv) upon exercise of options or warrants granted or outstanding on the Original Issue Date to purchase up to 510,000 shares of Series A-l Preferred Stock, 22,600,201 shares of Series A-3 Preferred Stock and 12,500,000 shares of Series A-2 Preferred Stock; or

                  (v) by way of dividend or other distribution on shares excluded from the definition of New Securities by the foregoing clauses (i),
(ii), (iii), (iv) or this clause (v).

            (c) Required Notices. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each such Holder shall have twenty (20) days from the date of receipt of any such notice to agree to purchase the Holder's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

            (d) Over-Allotment. In the event that any Holder elects not to purchase its pro rata share of such New Securities, the Company shall notify each Holder within five (5) days following the expiration of said twenty
(20)-day period of the number of New Securities not elected to be purchased by such Holders (the "Unpurchased Securities"). Within five (5) days following receipt of such notice, any Holder may elect, by written notice to the Company and the other Holders, to purchase all or a portion of such Unpurchased Securities. If Holders deliver notices electing to purchase more than the total numbers of Unpurchased Securities, the Unpurchased Securities shall be allocated on a pro rata basis (as determined in accordance with subarticle (a) hereof).

            (e) Company's Right to Sell. In the event the Holders fail to exercise the right of participation as to all New Securities offered within said twenty (20)-day period and after expiration of the ten (10)-day period for exercise of the over-allotment provisions set forth in subarticle (d) above, Company shall have one hundred eighty (180) days thereafter to sell all such New Securities respecting which such Holders' right of participation hereunder was not exercised, at a price and upon general terms no more favorable in any material respect to the purchasers thereof than specified in Company's notice. In the event the Company has not sold all such New Securities within said one hundred eighty (180)-day period, Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Holders in the manner provided herein.

            (f) Waiver of Right. The Company shall not be required to comply with the provisions of this Article 3.7 if it receives a written waiver of such compliance from holders of a majority in voting interest of the Convertible Preferred Stock, voting separately as a class. Notwithstanding the foregoing, for purposes of determining the majority in voting interest of Convertible Preferred Stock with respect to any such waiver, all shares of Series A-1 Preferred Stock outstanding at such time, shares of Series A-2 Preferred Stock originally issued on the Original Issue Date outstanding at such time (but excluding any shares of Series A-2 Preferred Stock issued upon exercise of any option or warrant to purchase such shares), shares of Series A-3 Preferred Stock outstanding at such time, and shares issuable pursuant to warrants exercisable for Series A-3 Preferred Stock outstanding at such time shall vote together as a single class. Such waiver shall apply equally and at the same time to all holders of each series of Convertible Preferred Stock and shall apply to only the specific issuance detailed in such waiver and shall not affect the Company's future compliance with this Article 3.7.

            (g) Expiration of Right. The right of participation granted under this Article 3.7 shall not apply to, and shall expire upon, the closing of a Qualified Public Offering.

      3.8 Rights and Preferences of Series A-1, Series A-2 and Series A-3 Preferred Stock. Except with respect to the voting rights set forth in Articles 3.3(a) and 3.5 hereof and the liquidation preference rights set forth in Article 3.2(b) hereof, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock shall have identical rights and preferences.

                                   ARTICLE IV

      The purpose of the Company is to engage m any lawful act or activity for which corporations m>>y be organized tinder the General Corporation Law of Delaware.

                                    ARTICLE V

      The Company is to have perpetual existence.

                                   ARTICLE VI

      Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding stares of the capital stock of the Company (considered for this purpose as one class), except as otherwise provided in this Amended and Restated Certificate of Incorporation. No amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                                  ARTICLE VII

      Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                                  ARTICLE VIII

      The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

                                   ARTICLE IX

      Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

                                   ARTICLE X

      A. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of Delaware is amended after approval by the stockholders of this Article X to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

      B. The Company shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article X shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

      C. The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Article X to directors and officers of the Company.

      D. The rights to indemnification and to the advance of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Company, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

      E. Any repeal or modification of this Article X, or the adoption of any provisions of this Amended and Restated Certificate of Incorporation inconsistent with this Article X, by the stockholders of the Company shall not adversely affect any rights or protection of a director or officer of the Company existing at the time of such repeal or modification or increase the liability of any director with respect to any acts or omissions occurring prior to such repeal or modification.